AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1998.
                                                     Registration No. 33-_______

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          AMERICAN ECOLOGY CORPORATION

             (Exact name of registrant as specified in the charter)


              DELAWARE                                    95-3889638
------------------------------------         -----------------------------------
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                       Identification Number)


                AMERICAN ECOLOGY CORPORATION AMENDED AND RESTATED
                     1992 OUTSIDE DIRECTOR STOCK OPTION PLAN

                            (Full title of the plan)

                            Phillip K. Chattin, Esq.
                          AMERICAN ECOLOGY CORPORATION
                            805 West Idaho, Suite 200
                             Boise, Idaho 83702-1779

                     (Name and address of agent for service)

                                 (208) 331-8400

          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES      AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
  TO BE REGISTERED       REGISTERED (1)          SHARE (2)             PRICE (2)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common stock, $0.01          300,000               $1.22              $366,000.00             $102.00
per share par value
("Common Stock")
=========================================================================================================

(1) Represents the additional number of shares of Common Stock which could be purchased pursuant to the above stock option plans, as amended.
(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h) based on the market price on December 28, 1998, with respect to 300,000 additional shares of Common Stock available for issuance under the stock option plan identified above.

This Registration Statement covers 300,000 additional shares of American Ecology Corporation (the "Company") common stock which may be issued to its outside directors as allowed in the American Ecology Corporation Amended and Restated 1992 Outside Director Stock Option Plan ("Plan"). Previously, the Company registered 150,000 shares December 16, 1992 and 200,000 shares July 21, 1994 for issuance as allowed in the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the employee benefit plan information required by Item 1 of this Form and the statement of availability of registrant information and other information required by Item 2 of this Form will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof: (a) Annual Report on Form 10-K for the year ended December 31, 1997; (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998; (c) Exhibit A of the Company's Proxy Statement dated April 8, 1998; (d) the Company's Registration Statement on Form 10 dated March 8, 1994, as to the description of the securities therein; and (e) the Company's Form 8-K dated November 13, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Phillip K. Chattin, Esq., General Counsel of the Company, owns options to purchase 1,500 shares of Common Stock of the Company granted under the Company's Amended and Restated 1992 Stock Option Plan. Three hundred of the 1,500 options are vested and therefore currently exercisable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Seven of the Company's Restated Certificate of Incorporation, as amended, provides that the Company shall indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law. Article Seven of the Company's Restated Certificate of Incorporation, as amended, contains a provision, authorized by Section 102(b)(7) of the Delaware General Corporation Law, which provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director
(a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, relating to the payment of unlawful dividends or unlawful stock repurchases, or redemptions, or (d) for any transaction from which the director derived an improper personal benefit.

         Article Seven of the Company's Restated Certificate of Incorporation, as amended, also expressly authorizes the Company to purchase and maintain insurance on behalf of such officers and directors. The Company has purchased a directors' and officers' liability insurance policy which provides for insurance of the directors and officers of the Company against certain liabilities they may incur in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.                Exhibit

  5 Opinion and consent of Phillip K. Chattin, Esq., General Counsel of the Company, regarding stock

23.1                       Consent of Balukoff Lindstrom & Company, P.A.

23.2                       Consent of Arthur Andersen, LLP

*99.1 American Ecology Corporation Amended and Restated 1992 Outside Director Stock Option Plan (incorporated by reference as Exhibit A of the Company's Proxy Statement dated April 8, 1998)

--------------------

* Incorporated by reference.

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 22nd day of December, 1998.

                                   AMERICAN ECOLOGY CORPORATION


                                   By:       /s/ Jack K. Lemley
                                            ------------------------------------
                                            Jack K. Lemley
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Jack K. Lemley                          Chairman of the Board               December 22, 1998
------------------------------------        and Chief Executive Officer
Jack K. Lemley

/s/ Joseph J. Nagel                         President and                       December 22, 1998
------------------------------------        Chief Operating Officer
Joseph J. Nagel

/s/ Robert S. Thorn                         Vice President and                  December 22, 1998
------------------------------------        Chief Accounting Officer
Robert S. Thorn

/s/ Rotchford L. Barker                     Director                            December 22, 1998
------------------------------------
Rotchford L. Barker

/s/ Paul C. Bergson                         Director                            December 22, 1998
------------------------------------
Paul C. Bergson

/s/ Keith D. Bronstein                      Director                            December 22, 1998
------------------------------------
Keith D. Bronstein

/s/ Patricia M. Eckert                      Director                            December 22, 1998
------------------------------------
Patricia M. Eckert

/s/ Edward F. Heil                          Director                            December 22, 1998
------------------------------------
Edward F. Heil

/s/ Paul F. Schutt                          Director                            December 22, 1998
------------------------------------
Paul F. Schutt

                                           Director
------------------------------------                                            -----------------
John J. Scoville

EXHIBIT INDEX

Exhibit No.                                Exhibit
-----------                -------------------------------------
  5                        Opinion and consent of Phillip K. Chattin, Esq.,
                           General Counsel of the Company, regarding stock

23.1                       Consent of Balukoff Lindstrom & Company, P.A.

23.2                       Consent of Arthur Andersen, LLP

*99.1                      American Ecology Corporation Amended and Restated
                           1992 Outside Director Stock Option Plan (incorporated by reference as Exhibit A of the Company's Proxy
                           Statement dated April 8, 1998)


-----------------
* Incorporated by reference.